UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2014

TROPICANA ENTERTAINMENT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53831	27-0540158
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8345 W. Sunset Road, Suite 200, Las Vegas, Nevada 89113
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (702) 589-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On April 1, 2014, Tropicana Entertainment Inc. (the “Company”) filed a current report on Form 8-K (the “Initial 8-K”) to report the completion of the acquisition of Lumière Place Casino, HoteLumière, the Four Seasons Hotel St. Louis and related excess land parcels in St. Louis, Missouri through its purchase of all of the outstanding stock of Casino One Corporation and all of the outstanding membership interests of PNK (ES), LLC, PNK (ST. LOUIS RE), LLC and PNK (STLH), LLC (collectively, “Lumière Place Casino and Affiliates”).

This Current Report on Form 8-K/A amends the Initial 8-K to present the financial statements and pro forma financial information required pursuant to Item 9.01 of Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited financial statements of Lumière Place Casino and Affiliates for the years ended December 31, 2013, 2012, and 2011, which are comprised of the combined balance sheets as of December 31, 2013 and 2012 and the related audited combined statements of operations, equity and cash flows for each of the three years in the period ended December 31, 2013, and the related notes to the combined financial statements, are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company, presented to give effect to the acquisition of Lumière Place Casino and Affiliates, comprised of the unaudited pro forma condensed combined balance sheet as of December 31, 2013 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013, and the notes thereto, is attached hereto as Exhibit 99.2 and are incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Exhibit Description
99.1	Audited Consolidated Financial Statements of Lumière Place Casino and Affiliates for the years ended December 31, 2013, 2012, and 2011.

99.2
Unaudited pro forma condensed combined financial information of the Company, presented to give effect to the acquisition of Lumière Place Casino and Affiliates, as of and for the year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TROPICANA ENTERTAINMENT INC.
Date: June 13, 2014
	By:	/s/ LANCE J. MILLAGE
	Name:	Lance J. Millage
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

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